Exhibit 4.1

SEVENTH SUPPLEMENTAL INDENTURE

SEVENTH SUPPLEMENTAL INDENTURE, (this “Seventh Supplemental Indenture”) dated as of September 30, 2020, by and among Olin Corporation, a Virginia corporation (“Issuer”), the parties that are signatories hereto as Guarantors (each, a “Guaranteeing Subsidiary”) and U.S. Bank National Association, as Trustee under the Base Indenture referred to below.
W I T N E S S E T H:
WHEREAS, the Issuer, The Bank of New York Mellon Trust Company, N.A. (the “Original Trustee”) and the Trustee have heretofore entered into a Second Supplemental Indenture (the “Second Supplemental Indenture”), dated as of August 9, 2012, which supplemented and amended the Indenture, dated as of August 19, 2009, between the Issuer and the Original Trustee (such Indenture, as supplemented and amended by the Second Supplemental Indenture, the “Base Indenture”), pursuant to which the Issuer has issued (i) $500,000,000 aggregate principal amount of 5.125% Senior Notes due 2027 (the “2027 Senior Notes”) pursuant to the Fourth Supplemental Indenture dated as of March 9, 2017 (the “Fourth Supplemental Indenture”), between the Issuer and the Trustee, (ii) $550,000,000 aggregate principal amount of 5.000% Senior Notes due 2030 (the “2030 Senior Notes”) pursuant to the Fifth Supplemental Indenture dated as of January 19, 2018 (the “Fifth Supplemental Indenture”), between the Issuer and the Trustee and (iii) $750,000,000 aggregate principal amount of 5.625% Senior Notes due 2029 (the “2029 Senior Notes” and, together with the 2027 and 2030 Senior Notes, the “Guaranteed Notes”) pursuant to the Sixth Supplemental Indenture dated as of July 16, 2019 (the “Sixth Supplemental Indenture” and, together with the Fourth Supplemental Indenture and the Fifth Supplemental Indenture, the “Guaranteed Notes Supplemental Indentures”), between the Issuer and the Trustee;
WHEREAS, each Guaranteed Notes Supplemental Indenture provides that, upon the occurrence of certain specified events, the Guaranteeing Subsidiaries shall guarantee the payment of the principal of, premium, if any, and interest on the applicable Guaranteed Notes on an unsecured unsubordinated basis on the terms and conditions set forth under the applicable Guaranteed Notes Supplemental Indenture (the “Note Guarantee”); and
WHEREAS, pursuant to Section 8.1 of each Guaranteed Notes Supplemental Indenture, the Issuer and the Trustee are authorized to execute and deliver this Seventh Supplemental Indenture to add Guarantors, without the consent of any Holder;
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the benefit of the Trustee and the Holders of the Guaranteed Notes as follows:
ARTICLE I

DEFINITIONS

SECTION 1.1.    Defined Terms. As used in this Seventh Supplemental Indenture, terms defined in the Base Indenture, any Guaranteed Notes Supplemental Indenture or in the preamble or recitals hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Seventh Supplemental Indenture refer to this Seventh Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II

GUARANTEE

SECTION 2.1.    Note Guarantees.

(a)Each of the Guaranteeing Subsidiaries hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Guaranteeing Subsidiary, to each Holder of any Guaranteed Notes and the Trustee and their respective successors and assigns, the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, and interest on the Guaranteed Notes and all other obligations and liabilities of the Issuer under the Base Indenture (to the extent such obligations and liabilities are in respect of any Guaranteed Notes), each Guaranteed Notes Supplemental Indenture and any Guaranteed Notes (including without limitation, interest, if any, accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Issuer or any Guaranteeing Subsidiary whether or not a claim for post‑filing or post‑petition interest is allowed in such proceeding) (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Guaranteeing Subsidiary agrees that the Guaranteed Obligations shall be unsecured obligations of each Guaranteeing Subsidiary and shall rank equally in right of payment with other indebtedness of such Guaranteeing Subsidiary, except to the extent such other indebtedness is subordinate to the Guaranteed Obligations, in which case the obligations of the Guaranteeing Subsidiaries under the Note Guarantees will rank senior in right of payment to such other indebtedness.

(b)Each Guaranteeing Subsidiary further agrees (to the extent permitted by law) that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound under this Article II notwithstanding any extension or renewal of any Guaranteed Obligation.

(c)Each Guaranteeing Subsidiary waives presentation to, demand of payment from and protest to the Issuer of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guaranteeing Subsidiary waives notice of any default under any of the Guaranteed Notes and the Guaranteed Obligations in respect thereof.

(d)Each Guaranteeing Subsidiary further agrees that its Note Guarantees constitute guarantees of payment when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder of Guaranteed Notes to any security held for payment of the applicable Guaranteed Obligations.

(e)Except, with respect to any series of Guaranteed Notes, as set forth in Section 4.3 of the Guaranteed Notes Supplemental Indenture in respect of such series of Guaranteed Notes, the obligations of each Guaranteeing Subsidiary with respect to the Guaranteed Notes of such series shall not be subject to any reduction, limitation, impairment or termination for any reason (other than, with respect to the Guaranteed Notes of such series, payment in full of the Guaranteed Obligations in respect thereof), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the applicable Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the Guaranteed Obligations of each Guaranteeing Subsidiary with respect to Guaranteed Notes of any series shall not be discharged or impaired or otherwise affected by (i) the failure of the Trustee or any Holder of such Guaranteed Notes to assert any claim or demand or to enforce any right or remedy against the Issuer or any other person under the Base Indenture, the applicable Guaranteed Notes Supplemental Indenture, this Seventh Supplemental Indenture, the Guaranteed Notes of such series or any other agreement or otherwise; (ii) any extension or renewal of any thereof; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of the Base Indenture, the applicable Guaranteed Notes Supplemental Indenture, this Seventh Supplemental Indenture, the Guaranteed Notes of such series or any other agreement; (iv) the failure of any Holder of such Guaranteed Notes to exercise any right or remedy against any other Guarantor; (v) any change in the ownership of or the succession by merger of the Trustee or Issuer; (vi) the resignation or replacement of the Trustee; (vii) any default, failure or delay, willful or otherwise, in the performance of such Guaranteed Obligations; or (viii) any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guaranteeing Subsidiary or would otherwise operate as a discharge of such Guaranteeing Subsidiary as a matter of law or equity.

(f)Each Guaranteeing Subsidiary agrees that its Note Guarantee with respect to the Guaranteed Notes of any series shall remain in full force and effect until payment in full of all the Guaranteed Obligations in respect of such series of Guaranteed Notes or until such Guaranteeing Subsidiary is released from its Note Guarantee in compliance with Section 4.3 or Article VI of the Guaranteed Notes Supplemental Indenture in respect of the Guaranteed Notes of such series. Each Guaranteeing Subsidiary further agrees that its Note Guarantee with respect to the Guaranteed Notes of any series shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, premium, if any, or interest on any of the Guaranteed Obligations in respect of such Guaranteed Notes is rescinded or must otherwise be restored by any Holder of the Guaranteed Notes of such series or by the Trustee upon the bankruptcy or reorganization of the Issuer, any Guarantor or otherwise.

(g)In furtherance of the foregoing and not in limitation of any other right which any Holder of Guaranteed Notes of any series or the Trustee has at law or in equity against any Guaranteeing Subsidiary, upon the failure of the Issuer to pay any of the Guaranteed Obligations in respect of such Guaranteed Notes when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Guaranteeing Subsidiary hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders of such Guaranteed Notes (or the Trustee on behalf of such Holders) an amount equal to the sum of (i) the unpaid amount of such

Guaranteed Obligations in respect of the Guaranteed Notes of such series then due and owing and (ii) accrued and unpaid interest, if any, on such Guaranteed Obligations in respect of the Guaranteed Notes of such series then due and owing (but only to the extent not prohibited by law) (including interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Issuer or any Guaranteeing Subsidiary whether or not a claim for post‑filing or post‑petition interest is allowed in such proceeding).

(h)Each Guaranteeing Subsidiary further agrees that, as between such Guaranteeing Subsidiary, on the one hand, and the Holders of the Guaranteed Notes of each series, on the other hand, (i) the maturity of the Guaranteed Obligations in respect of the Guaranteed Notes of such series guaranteed hereby may be accelerated as provided in the Base Indenture and the applicable Guaranteed Notes Supplemental Indenture for the purposes of its Note Guarantee in respect of the Guaranteed Notes of such series, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations relating to the Guaranteed Notes of such series and (ii) in the event of any such declaration of acceleration of such Guaranteed Obligations, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guaranteeing Subsidiary for the purposes of its applicable Note Guarantee.

(i)Each Guaranteeing Subsidiary also agrees to pay any and all fees, costs and expenses (including attorneys’ fees and expenses) incurred by the Trustee or the Holders of Guaranteed Notes of any series in enforcing any rights under this Seventh Supplemental Indenture.

SECTION 2.2.    Right of Contribution. Each Guaranteeing Subsidiary agrees that to the extent that any Guaranteeing Subsidiary shall have paid more than its proportionate share of any payment made on the obligations under the Note Guarantees with respect to the Guaranteed Notes of any series, such Guaranteeing Subsidiary shall be entitled to seek and receive contribution from and against the Issuer or any other Guaranteeing Subsidiary who has not paid its proportionate share of such payment. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of each Guaranteeing Subsidiary to the Trustee and the Holders of Guaranteed Notes of such series and each Guaranteeing Subsidiary shall remain liable to the Trustee and the Holders of such series of Guaranteed Notes for the full amount guaranteed by such Guaranteeing Subsidiary hereunder.

SECTION 2.3.    Limitation on Liability. Each Guaranteeing Subsidiary, and by its acceptance of any Guaranteed Notes, each Holder of such Guaranteed Notes, hereby confirms that it is the intention of all such parties that no Note Guarantee of a Guaranteeing Subsidiary constitute a fraudulent conveyance or fraudulent transfer under Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders of Guaranteed Notes of each series (by their acceptance of such Guaranteed Notes) and the Guaranteeing Subsidiaries hereby irrevocably agree that the obligations of each Guaranteeing Subsidiary in respect of such series of Guaranteed Notes shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guaranteeing Subsidiary that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guaranteeing Subsidiary in respect of the obligations of such other Guaranteeing Subsidiary under this Article II in respect of such series of Guaranteed Notes, result in the obligations of such Guaranteeing Subsidiary under its Note Guarantee in respect of such series of Guaranteed Notes not constituting a fraudulent conveyance or fraudulent transfer under applicable law.

SECTION 2.4.    No Subrogation. Notwithstanding any payment or payments made by each Guaranteeing Subsidiary hereunder or under any Guaranteed Notes Supplemental Indenture, no Guaranteeing Subsidiary shall be entitled to be subrogated to any of the rights of the Trustee or any Holder of the Guaranteed Notes of any series against the Issuer or any other Guaranteeing Subsidiary or guarantee or right of offset held by the Trustee or any Holder of the Guaranteed Notes of such series for the payment of the Guaranteed Obligations in respect of such series of Guaranteed Notes, nor shall any Guaranteeing Subsidiary seek or be entitled to seek any contribution or reimbursement from the Issuer or any other Guaranteeing Subsidiary in respect of payments made by such Guaranteeing Subsidiary hereunder, until all amounts owing to the Trustee and the Holders of the Guaranteed Notes of such series by the Issuer on account of the Guaranteed Obligations in respect of the Guaranteed Notes of such series are paid in full. If any amount shall be paid to any Guaranteeing Subsidiary on account of such subrogation rights at any time when all of the Guaranteed Obligations in respect of such series of Guaranteed Notes shall not have been paid in full, such amount shall be held by such Guaranteeing Subsidiary in trust for the Trustee and the Holders of the Guaranteed Notes of such series, segregated from other funds of such Guaranteeing Subsidiary, and shall, forthwith upon receipt by such Guaranteeing Subsidiary, be turned over to the Trustee in the exact form received by such Guaranteeing Subsidiary (duly indorsed by such Guaranteeing Subsidiary to the Trustee, if required), to be applied against such Guaranteed Obligations.

ARTICLE III

MISCELLANEOUS

SECTION 3.1.    Notices. All notices and other communications to the Guarantors shall be given as provided in the Base Indenture and the applicable Guaranteed Notes Supplemental Indenture.

SECTION 3.2.    Release of Guarantee. The Note Guarantees hereunder may be released with respect to any series of Guaranteed Notes in accordance with Section 4.3 of the Guaranteed Notes Supplemental Indenture in respect of such series of Guaranteed Notes.

SECTION 3.3.    Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders of Guaranteed Notes and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Seventh Supplemental Indenture, any Guaranteed Notes Supplemental Indenture or the Base Indenture or any provision herein or therein contained.

SECTION 3.4.    Governing Law. This Seventh Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 3.5.    Severability. In case any provision in this Seventh Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 3.6.    Benefits Acknowledged. Each Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Base Indenture, the Guaranteed Notes Supplemental Indentures and this Seventh Supplemental Indenture and that the guarantees made by it pursuant to its Note Guarantees are knowingly made in contemplation of such benefits.

SECTION 3.7.    Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Base Indenture and the Guaranteed Notes Supplemental Indentures are in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Seventh Supplemental Indenture shall form a part of the Base Indenture for all purposes, and every Holder of Guaranteed Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The provisions of this Seventh Supplemental Indenture shall not apply to any series of securities heretofore or hereafter established under the Base Indenture, other than the Guaranteed Notes.

SECTION 3.8.    The Trustee. The Trustee makes no representation or warranty as to the validity or sufficiency of this Seventh Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

SECTION 3.9.    Counterparts. The parties hereto may sign any number of copies of this Seventh Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Seventh Supplemental Indenture and of signature pages by facsimile or other electronic transmission shall constitute effective execution and delivery of this Seventh Supplemental Indenture as to the parties hereto and may be used in lieu of the original Seventh Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or other electronic transmission shall be deemed to be their original signatures for all purposes.

SECTION 3.10.    Execution and Delivery. Each Guaranteeing Subsidiary agrees that its Note Guarantees shall remain in full force and effect notwithstanding any absence on any Guaranteed Note of a notation of any such Note Guarantee.

SECTION 3.11.    Headings. The headings of the Articles and the Sections in this Seventh Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

[Signature on following pages]

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Supplemental Indenture to be duly executed as of the date first above written.

BLUE CUBE SPINCO LLC,
as a Guarantor

By: /s/ Teresa M. Vermillion
Name: Teresa M. Vermillion
Title: Vice President and Treasurer

OLIN CHLORINE 7, LLC,
as a Guarantor

By: /s/ Teresa M. Vermillion
Name: Teresa M. Vermillion
Title: Vice President and Treasurer

BLUE CUBE OPERATIONS LLC,
as a Guarantor

By: /s/ Teresa M. Vermillion
Name: Teresa M. Vermillion
Title: Vice President and Treasurer

OLIN WINCHESTER, LLC,
as a Guarantor

By: /s/ Teresa M. Vermillion
Name: Teresa M. Vermillion
Title: Treasurer

PIONEER AMERICAS LLC,
as a Guarantor

By: /s/ Teresa M. Vermillion
Name: Teresa M. Vermillion
Title: Vice President and Treasurer

WINCHESTER AMMUNITION, INC.,
as a Guarantor

By: /s/ Teresa M. Vermillion
Name: Teresa M. Vermillion
Title: Vice President and Treasurer

[Signature Page to Seventh Supplemental Indenture]

SUNBELT CHLOR ALKALI PARTNERSHIP,
as a Guarantor

By OLIN SUNBELT II, INC.,
as its managing partner

By: /s/ Teresa M. Vermillion
Name: Teresa M. Vermillion
Title: Vice President and Treasurer

[Signature Page to Seventh Supplemental Indenture]

Acknowledged by:
OLIN CORPORATION
By:     /s/ Teresa M. Vermillion
Name: Teresa M. Vermillion
Title: Vice President and Treasurer

[Signature Page to Seventh Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By: /s/ Joshua A. Hahn
Name: Joshua A. Hahn
Title: Vice President

[Signature Page to Seventh Supplemental Indenture]